EXHIBIT 10(y)
SETTLEMENT AGREEMENT AND GENERAL RELEASE

THIS  SETTLEMENT AGREEMENT AND GENERAL RELEASE is made and entered into by and between G. Edward Combs (hereinafter collectively referred to as "Combs"), and 21st CENTURY INSURANCE GROUP, and the agents, employees, divisions, subsidiaries and related companies of 21st CENTURY INSURANCE GROUP (hereinafter collectively referred to as the "Company").

WHEREAS, Combs is voluntarily resigning his employment with the Company effective December 31, 2004; and

WHEREAS, Combs and the Company desire to fully and finally settle all matters and differences between them, including, but not limited to, all matters and differences arising out of Combs’ employment with the Company, his resignation from the Company, and any and all administrative complaints or lawsuits which have been or may be filed by Combs against the Company; and

WHEREAS, Combs hereby represents to the Company that he has discussed all aspects of any claims, causes of action, or rights he may have against the Company, and this Settlement Agreement and General Release, with his legal counsel, if any, to the fullest extent he deems appropriate and necessary, that he has been fully advised by his legal counsel as to his rights to the fullest extent he deems appropriate and necessary, that he understands that he may be waiving significant legal rights or claims by signing this Agreement, and that he enters into this Settlement Agreement and General Release with a full and complete understanding of its terms; and

WHEREAS, all parties hereto represent and agree that this Settlement Agreement and General Release is the result of negotiation between the parties concerning its terms; and

WHEREAS, the Company has a legitimate right and interest to prevent unauthorized and impermissible disclosure of its trade secrets, confidential and proprietary information;

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

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(1)	NON - ADMISSION OF LIABILITY

This Settlement Agreement and General Release shall not in any way be construed as an admission by the Company of any liability or wrongful conduct whatsoever, or as an admission by the Company of any acts of discrimination or wrongful conduct whatsoever against Combs, or against any other persons, and the Company specifically disclaims any liability to, wrongful conduct toward, or discrimination against Combs, or against any other persons, on the part of itself, its employees, its agents, its divisions, or its related companies or their employees or agents.

(2)	RESIGNATION BY COMBS AND NO RE-EMPLOYMENT BY THE COMPANY

Combs irrevocably agrees that effective December 31, 2004, he will voluntarily resign from active employment with the Company and as an officer of the Company and officer or director with each of its subsidiaries.

Combs further agrees that he will not at any time hereafter apply for or seek employment with the Company or any of its subsidiaries. In the event that such an application is filed by Combs, he agrees that the Company shall have the absolute right to reject, or to refuse to process, that application, without recourse by him.

(3)	AVAILABILITY OF COMBS IN PENDING OR FUTURE LITIGATION

Combs agrees that he will make himself available to the Company and its counsel in connection with any pending or future litigation or administrative proceeding where his knowledge and truthful testimony may be required. Combs further agrees that he shall be entitled to no other moneys, compensation or consideration, except those as set forth in paragraph “5” hereof entitled “Consideration by the Company”, except that if he incurs out-of-pocket expenses in conjunction with providing such assistance, knowledge or testimony, he will be reimbursed for such out-of-pocket expenses. Combs will be given reasonable notice of such need for his availability, which must also take into account that he may be engaged in other employment.

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(4)	NONDISCLOSURE AND NONINTERFERENCE

Combs agrees that he shall not now nor in the future engage in any unfair competition prohibited under California law with respect to the Company, shall not disclose to third parties any of the Company's confidential or proprietary information, and including and in connection therewith agrees that he shall not now nor in the future violate any provision of the California Uniform Trade Secrets Act, California Civil Code §§ 3426 et seq. or for a period of 18 months following the date hereof, engage in any solicitation of the Company's employees. The Company agrees to use its best efforts to cease using Combs’ name in any advertising materials mailed or published 30 days after the effective date of this Agreement.

(5)	CONSIDERATION BY THE COMPANY

The Company agrees that when it receives the original of this Settlement Agreement and General Release executed by Combs, and when the waiting periods specified in paragraphs 12 and 13 below have expired, the Company will:

(a)	Pay Combs the equivalent of fourteen months’ salary ($385,000) in a lump sum payment.

(b)	Pay Combs a cash bonus of $272,250 for his 2004 performance.

(c)	Vest Combs’ currently unvested 58,510 stock options (granted February 26, 2003) as of the effective date of his termination.

(d)	Vest Combs’ remaining 3,000 shares of Restricted Stock at termination.

(e)	Pay Combs his accrued, vested, but unused vacation pay.

(f)	Provide Combs with COBRA medical coverage consistent with his current coverage for 18 months following termination, to be paid for by the Company.

(g)	Provide Combs with six months of outplacement services with a professional outplacement firm.

(h)	Give Combs his laptop computer, docking station and printer (after removal of company information and software).

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(6)	NO OTHER FILINGS

Combs represents that he has not filed nor will he file any charges or complaints against the Company with either the United States Equal Employment Opportunity Commission or the State of California Department of Fair Employment and Housing, or any other local, state, or federal agency (except for Workers Compensation and unemployment claims, which are not released pursuant to Section 10 below), and that if any of these agencies assumes jurisdiction of any complaint or charge against the Company on behalf of Combs, based upon Combs’ employment with the Company or his resignation from the Company, or any other matter concerning or pertaining to Combs, and the Company, Combs will immediately request said agency to withdraw from the matter.

Combs also covenants and represents that he shall have no right whatsoever to file any lawsuit nor institute any other legal proceedings of any type whatsoever against the Company based upon or arising out of or during Combs’ employment with the Company, or any other matter pertaining to Combs and the Company based upon facts, acts, or omissions occurring prior to the date of the signing of this Agreement by Combs.

(7)	RETURN OF COMPANY PROPERTY

Combs agrees that he will return to the Company all Company property, with the exception of those items listed in 5(h), including Company documents in his possession, including documents stored electronically on any media.

(8)	CONFIDENTIALITY

Combs represents and agrees that he will keep the terms of this Settlement Agreement and General Release completely confidential, and that he will not hereafter disclose any information concerning the contents of this settlement to anyone, specifically including, but by no means limited to, any past, present, or prospective employee or applicant for employment of the Company or to any representative of any media, except for his legal and tax advisors and immediate family, whom he will inform of the terms of this confidentiality provision and their obligations to comply with it. Combs understands that the Company may disclose this Settlement Agreement and General Release to its auditors, regulators, or as otherwise required by law or regulation.

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(9)	FULL AND INDEPENDENT KNOWLEDGE

Combs represents and agrees that he has thoroughly discussed all aspects of this Settlement Agreement and General Release with his legal counsel, if any, to the fullest extent he deems appropriate and necessary, that his legal counsel, if any, has fully explained to Combs as to his legal rights and that he may be waiving significant legal rights by signing this Settlement Agreement and General Release, that he has carefully read and fully understands all of the provisions of this Settlement Agreement and General Release, and that he is voluntarily entering into this Settlement Agreement and General Release.

(10)	COMPLETE RELEASE

Combs does hereby, and for his heirs, representatives, successors, and assigns, release, acquit, and forever discharge the Company and the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such subsidiaries and affiliates) and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, costs, losses, debts, expenses, damages, actions, causes of action, suits, rights, and demands, of any nature whatsoever, known or unknown, suspected or unsuspected, from the beginning of time to the date of execution hereof (hereinafter "Claim" or "Claims"). This release of Claims includes a release of any rights or claims Combs may have under the Age Discrimination in Employment Act of 1967, as amended, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination on the basis of race, color, religion, creed, national origin or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; or any other local, state, or federal law or regulation, including, but not limited to, such local, state, or federal law or regulation prohibiting employment discrimination. This release of Claims also includes a release by Combs of any claims for wrongful termination of employment, intentional or negligent infliction of emotional distress, fraud, or any other claims based upon any local, state, or federal common law, statute, or other basis for liability, except for claims under the California Workers Compensation Act, the California Unemployment Insurance Compensation Act, the Occupational Safety and Health Act, Social Security, the Employee Retirement Income Security Act, and other claims which cannot be waived as a matter of law or public policy.

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(11)	UNKNOWN CLAIMS

Combs expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by his must have materially affected his settlement with the debtor."

Thus, notwithstanding the provisions of Section 1542, and for the purposes of implementing a full and complete release and discharge of the Company, and the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such subsidiaries and affiliates), and all persons acting by, through, or in concert with any of them, Combs expressly acknowledges that this Settlement Agreement and General Release is intended to include in its effect, without limitation, all Claims which Combs does not know or suspect to exist in his favor at the time of execution hereof, and that the settlement agreed upon contemplates the extinguishment of any such Claim or Claims.

(12)	PERIOD FOR REVIEW AND CONSIDERATION OF AGREEMENT

Combs understands and acknowledges that he has been given a period of twenty-one (21) days to review and consider this Agreement before signing it. Combs further understands and acknowledges that he may use as much of this twenty-one (21) day period as he wishes prior to signing this Agreement.

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(13)	COMBS’ RIGHT TO REVOKE AGREEMENT

Combs acknowledges and represents that he understands that he may revoke this Agreement within seven (7) days of his signing it. Revocation can be made by delivering a written notice of revocation to Richard A. Andre, Senior Vice President of Human Resources, 21st Century Insurance Group, 6301 Owensmouth Avenue, Woodland Hills, California 91367. For this revocation to be effective, written notice must be received by Richard A. Andre no later than the close of business on the seventh day after Combs signs this Agreement otherwise, Combs agrees to provide written notice to Richard A. Andre after the expiration of the revocation period of this Agreement that he has elected not to revoke. If Combs revokes this Agreement, no part of this Agreement shall be effective or enforceable for any purpose, and Combs will not be entitled to receive any of the benefits described in paragraph 5 entitled "Consideration by the Company."

(14)	NO REPRESENTATIONS

Combs acknowledges that, except as expressly set forth herein, no representations of any kind or character have been made to his by the Company, or by any of its agents, employees, representatives, or attorneys to induce the execution of this Settlement Agreement and General Release.

(15)	OWNERSHIP OF CLAIMS

Combs represents and agrees that he has not heretofore assigned or transferred, or purported to have assigned or transferred, to any person whomsoever, any Claim or any portion thereof or interest therein, and Combs agrees to indemnify, defend, and hold harmless the Company and all others persons released herein, against any and all Claims, based on, arising out of, or in connection with any such transfer or assignment or purported transfer or assignment, of any Claims, or any portion thereof or interest therein.

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(16)	SUCCESSORS

This Settlement Agreement and General Release shall be binding upon Combs and his heirs, representatives, successors and assigns, and shall inure to the benefit of the Company, and the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them, and to their heirs, representatives, successors, and assigns.

(17)	MISCELLANEOUS

(a)
This Settlement Agreement and General Release shall in all respects be interpreted, enforced and governed under the laws of the State of California. The language of all parts of this Settlement Agreement and General Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

(b)
In the event of a breach of this Agreement by Combs, the Company may immediately terminate payment of any consideration otherwise due to Combs under Paragraph 5 of this Agreement without further obligation. Such remedy is in addition to any other remedies that the Company may assert against Combs as a result of a breach of this Agreement by Combs.

(c)
Should any provision of this Settlement Agreement and General Release be declared or determined by any Court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this settlement Agreement and General Release.

(d)
As used in this Settlement Agreement and General Release, the masculine, feminine or neuter gender and the singular or plural number, shall be deemed to include the others whenever the context so indicates or requires.

(e)
This Settlement Agreement and General Release sets forth the sole and entire agreement between the parties hereto and there are no other agreements, whether oral, written, express or implied, not set forth in this Settlement Agreement and General Release. This Settlement Agreement and General Release fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof, including but not limited to the Retention Agreement executed April 4, 2003. Notwithstanding the foregoing, all Indemnity Agreements entered into between Combs and the Company, and its subsidiaries, shall continue in full force and effect according to their terms.

PLEASE READ CAREFULLY. THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Executed at Woodland Hills, California, this 8th day of December, 2004 /s/ G. Edward Combs	Executed at Woodland Hills, California, this 8th day of December, 2004. /s/ Richard A. Andre
G. EDWARD COMBS	RICHARD A. ANDRE Senior Vice President, Human Resources 21st Century Insurance Group